Registration No. 333-_______

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM S-8
                            REGISTRATION STATEMENT

                                     UNDER
                          THE SECURITIES ACT OF 1933

                         E.SPIRE COMMUNICATIONS, INC.
            (Exact name of registrant as specified in its charter)

                DELAWARE                                52-1947746
     (State or other jurisdiction of                 (I.R.S. Employer
     incorporation or organization)                Identification No.)

                         131 National Business Parkway
                      Annapolis Junction, Maryland  20701
                                (301) 617-4200
              (Address of Principal Executive Offices) (Zip Code)

  American Communications Services, Inc. Annual Performance Plan, as amended
                           (Full title of the plan)

                             Riley M. Murphy, Esq.
                         e.spire Communications, Inc.
                         131 National Business Parkway
                      Annapolis Junction, Maryland  20701
                                (301) 617-4215
              (Name and address of agent for service of process)

                        CALCULATION OF REGISTRATION FEE

 Title of Each Class of      Amount of      Proposed Maximum     Proposed
    Securities to be        Shares to be     Offering Price      Aggregate
       Registered            Registered      Per Share<F1>       Offering Price
 ----------------------     ------------    ----------------     --------------

Common Stock $.01 par
value per Share . . . .      25,000<F2>       $17.21875          $430,468.75

<F1> Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended (the "Act") based upon the average of the bid and ask price for the Common Stock, par value $.01 (the "Common Stock") as reported by the National Association of Securities Dealers Automated Quotation System on April 27, 1998.

<F2> Represents Common Stock issued under the American Communications
     Services, Inc. Annual Performance Plan.

     This Registration Statement relates to the registration of 25,000 additional shares of Common Stock, par value $.01 per share, of e.spire Communications, Inc. (formerly known as American Communications Services, Inc.), for which a registration statement on Form S-8 (Registration No. 333-47869) relating to the American Communications Services, Inc. Annual Performance Plan (the "Form S-8, Registration No. 333-47869") is effective. The contents of the Form S-8, Registration No. 333-47869, are incorporated herein by reference.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Annapolis Junction, State of Maryland, on May 1, 1998.

                                            E.SPIRE COMMUNICATIONS, INC.
                                              (Registrant)

                                            By: /s/ Jack E. Reich
                                               ---------------------------
                                               Jack E. Reich, President and
                                               Chief Executive Officer


                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jack E. Reich, Riley M. Murphy and David L. Piazza as true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Anthony J. Pompliano
----------------------------  Chairman of the               May 1, 1998
Anthony J. Pompliano          Board of Directors


/s/ Jack E. Reich
----------------------------  President and Chief           May 1, 1998
Jack E. Reich                 Executive Officer,
                              (Principal Executive
                              Officer) and Director

/s/ David L. Piazza
----------------------------  Executive Vice President,     May 1, 1998
David L. Piazza               Chief Financial Officer and
                              Chief Operating Officer
                              (Principal Accounting
                              Officer)


----------------------------  Director                      May 1,1998
George M. Middlemas


/s/ Edwin M. Banks
----------------------------  Director                      May 1, 1998
Edwin M. Banks


/s/ Christopher L. Rafferty
----------------------------  Director                      May 1, 1998
Christopher L. Rafferty


/s/ Benjamin P. Giess
----------------------------  Director                      May 1, 1998
Benjamin P. Giess


/s/ Oliver L. Trouveroy
----------------------------  Director                      May 1, 1998
Oliver L. Trouveroy


/s/ Peter C. Bentz
----------------------------  Director                      May 1, 1998
Peter C. Bentz

                               INDEX TO EXHIBITS

          The following are filed as exhibits or incorporated by reference into this Registration Statement:

                                                             Exhibit No. or
Exhibit                                                      Incorporation
Number            Description                                 by Reference
-------           -----------                                --------------

4.1          Second Restated Certificate of                 Exhibit to Form
             Incorporation of American Communications       10-QSB (the "10-
             Services, Inc. (now known as e.spire          QSB") for Quarter
             Communications, Inc.) (the "Company")           ended 6/30/97

4.2          Amended and Restated By-laws of American        Exhibit to the
             Communications Services, Inc., as amended           10-QSB

5.1          Opinion of Riley M. Murphy, Esq.                     E-1

23.1         Consent of Riley M. Murphy, Esq.
             (contained in opinion filed as Exhibit 5.1)

23.3         Consent of KPMG Peat Marwick LLP                     E-2

24.1         Power of Attorney                                    <F1>

99.1         Certificate of Ownership and Merger Merging          E-3
             e.spire Communications, Inc. into American
             Communications Services, Inc.
[FN]
<F1> Powers of attorney are contained in signatures.